EXHIBIT 22
                                                                     Page 1 of 2

                                               State/Country            Name(s) under which Subsidiary
List of Subsidiaries                         of  Incorporation                does business (1)
------------------------------------------------------------------------------------------------------
Advanced Circuit Technology, Inc.            Delaware, U.S.A.          Advanced Circuit Technology
Amphenol Aerospace France, Inc.              Delaware, U.S.A.
Amphenol Australia Pty Ltd.                      Australia
Amphenol Benelux B.V.                         The Netherlands                   Amphenol
Amphenol Borg Limited                             England
Amphenol do Brasil Ltda.                          Brazil                        Amphenol
Amphenol Canada Corp.                         Ontario, Canada                   Amphenol
Amphenol Commercial & Industrial
     France, L.L.C.                          Delaware, U.S.A.
Amphenol Commercial and Industrial
     UK, Limited                                 England
Amphenol Connexus AB                              Sweden                        Connexus
Amphenol-Daeshin Electronics and
      Precision Co., Ltd.                          Korea                  Dae Shin Electronics
Amphenol East Asia Limited                       Hong Kong                AEAL, AEAM, Amphenol
Amphenol Foreign Sales Corporation               Barbados
Amphenol Funding Corp.                       Delaware, U.S.A.
Amphenol Germany GmbH                             Germany
Amphenol Gesellschaft m.b.H.                      Austria                       Amphenol
Amphenol Holdings Pty. Ltd.                      Australia
Amphenol Holding UK, Limited                      England
Amphenol Interconnect Products Corporation   Delaware, U.S.A.                     AIPC
Amphenol International Ltd.                  Delaware, U.S.A.
Amphenol Italia, S.p.A.                            Italy                        Amphenol
Amphenol Japan K.K.                                Japan                        Amphenol
Amphenol-Kai Jack, Inc.                   British Virgin Islands
Amphenol-Kai Jack Industrial Co., Ltd.            Taiwan                        Kai Jack
Amphenol-Kai Jack (Shenzhen), Inc.                 China
Amphenol Limited                                  England                       Amphenol
Amphenol Optimize Manufacturing Co.           Arizona, U.S.A.                   Optimize
Amphenol Optimize Mexico S.A. de C.V.             Mexico
Amphenol Socapex S.A.S.                           France                         Socapex
Amphenol T&M Antennas, Inc.                      Illinois
Amphenol-TFC (Changzhou)
     Communications Equipment Co., Ltd.            China               Amphenol, Times Fiber, TFC
Amphenol Taiwan Corporation                       Taiwan                        Amphenol

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(1)   Each subsidiary also does business under the corresponding corporate name listed in column 1.

                                                                      EXHIBIT 22
                                                                     Page 2 of 2

                                               State/Country            Name(s) under which Subsidiary
List of Subsidiaries                         of  Incorporation                does business (1)
------------------------------------------------------------------------------------------------------
Amphenol Technical Products
     International Co.                            Canada            Technical Products International
Amphenol-Tuchel Electronics GmbH                  Germany                        Tuchel
Amphenol USHoldco Inc.                       Delaware, U.S.A.
Amphetronix Limited                                India                       Amphetronix
Connex Connector Corporation                California, U.S.A.                   Connex
Guangzhou Amphenol Electronics
         Communication Co., Ltd.                   China
Konfektion E Elektronik GmbH                      Germany
Korea Air Electronic Co., Ltd.                     Korea
LPL Technologies Holding GmbH                     Germany
Lonef  Svenska, AB                                Sweden
Matir, S.A.                                       Uruguay
Pyle-National Ltd.                                England                     Pyle-National
Pyle-National of Canada Inc.                  Ontario, Canada                 Pyle-National
Sine Systems*Pyle Connectors Corporation     Delaware, U.S.A.              Sine, Pyle-National
Spectra Strip Limited                             England
TFC South America S.A.                           Argentina                     Times Fiber
Times Fiber Canada Limited                    Ontario, Canada                  Times Fiber
Times Fiber Communications, Inc.             Delaware, U.S.A.                  Times Fiber


--------------------------------------------------------------------------------
(1) Each subsidiary also does business under the corresponding corporate name listed in column 1.